Exhibit 10.33

          THIS NOTE AND THE SECURITIES UNDERLYING THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS.

No. 1 Issuance Date: December 1, 2004

EMISPHERE TECHNOLOGIES, INC.
Convertible Promissory Note Due December 1, 2009 (this “Note”)

                    FOR VALUE RECEIVED, the undersigned, EMISPHERE TECHNOLOGIES, INC. (the “Issuer”), a Delaware corporation, hereby promises to pay to the order of NOVARTIS PHARMA AG, a corporation organized under the laws of Switzerland (the “Initial Holder”) or its permitted registered assigns, on the Maturity Date (as defined in Section 12 hereof) the principal sum of TEN MILLION DOLLARS ($10,000,000) (as such amount may be reduced from time to time in accordance with Section 2(b) or Section 3(a) hereof), and to pay interest on the unpaid principal amount of this Note at the rate and on the dates specified herein.

          1.       Payment of Interest.

                    (a)          The Issuer promises to pay interest (the “Interest”) from time to time on the principal amount of this Note at a rate per annum (subject to increase pursuant to Section 1(c) or 1(d) hereof) equal to (i) 3% until the second anniversary of the date hereof, (ii) 5% from and including the second anniversary of the date hereof until the fourth anniversary of the date hereof, and (iii) 7% from and including the fourth anniversary of the date hereof until the Maturity Date (the “Interest Rate”), and in the manner specified below.  If no Event of Default shall have occurred and be continuing, on each Interest Payment Date, Interest shall accrete as additional principal of this Note in an aggregate principal amount equal to the amount of cash Interest that would otherwise be payable on such Interest Payment Date; provided, however, that (i) on each Interest Payment Date when an Event of Default shall have occurred and be continuing, all Interest then due and payable shall be paid in cash only, (ii) the Issuer may, at its option, elect that the Interest which would otherwise accrete as additional principal of this Note on such Interest Payment Date as provided above shall instead be paid in cash in an aggregate amount equal to the amount of Interest then payable pursuant to this Note and (iii) all interest payable pursuant to Section 1(c) of this Note shall be paid in cash.  All references herein to the “principal” of this Note shall include all Interest accreted thereon pursuant to the foregoing sentence.  The Issuer shall notify the Holder in writing of its election to pay Interest in cash as provided in clause (ii) of the immediately preceding sentence no more than thirty (30) or less than ten (10) days prior to the relevant Interest Payment Date.  The Interest on this Note shall accrue daily from and including the Issuance Date through and until the repayment of the principal amount of this Note and the payment of all Interest in full, and shall be computed on the basis of a 360-day year of twelve 30-day months, compounded annually.  Interest shall be paid as follows:

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

                    (b)          Basic Interest.  Except as set forth in Section 1(c), Interest shall be payable by the Issuer annually in arrears on each anniversary of the date hereof or, if any such day is not a Business Day, on the next succeeding Business Day (each day on which Interest shall be so payable, an “Interest Payment Date”).  Cash Interest shall be paid by wire transfer of immediately available funds to an account or accounts designated by the Holder(s) in writing.

                    (c)          Subordination Rate of Interest.  If at any time after the date hereof the Issuer shall issue or incur indebtedness which is senior to the indebtedness evidenced by this Note, the outstanding principal amount of this Note (including any accrued Interest that has not yet been accreted to the principal amount pursuant to Section 1(a)) shall, during any period in which such senior indebtedness is outstanding, bear interest (including post-petition interest in any proceeding under applicable bankruptcy or insolvency laws) at a rate that is three percent (3%) per annum in excess of the Interest Rate otherwise payable under this Note pursuant to Section 1(a).

                    (d)          Default Rate of Interest.  Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of this Note (including any accrued Interest that has been accreted to the principal amount pursuant to Section 1(a)) shall bear interest (including post-petition interest in any proceeding under applicable bankruptcy or insolvency laws) payable in cash upon demand at a rate that is two percent (2%) per annum in excess of the Interest Rate otherwise payable under this Note pursuant to Section 1(a) and, if applicable, Section 1(c) (the “Default Rate”).  Payment or acceptance of the increased rates of interest provided herein is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Holder.

          2.       Payments.

                    (a)          Scheduled Payment.  The unpaid principal amount of this Note, plus all accrued Interest thereon shall be due and payable in full on the Maturity Date.

                    (b)          Optional Prepayments.  Subject to Section 3(a), the Issuer may, at any time and from time to time, without premium or penalty, elect to prepay in cash all or a portion of the unpaid principal amount of this Note, together with any accrued and unpaid Interest thereon; provided that the amount of any such prepayment shall be in respect of an amount of unpaid principal of at least One Million Dollars ($1,000,000) or an integral multiple of One Million Dollars ($1,000,000) in excess thereof.  Prior to making any such prepayment, the Issuer shall notify the Holder in writing of such election.

                    (c)          Method of Payment.  The Issuer shall pay the principal amount of this Note, together with accrued and unpaid Interest thereon to the Person who is the Holder of this Note.  The Holder must surrender this Note to the Issuer to collect payments of the principal amount of this Note and any accrued and unpaid Interest thereon.  In the event of payment of only a portion of the unpaid principal amount of this Note, together with the accrued and unpaid

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

Interest thereon, the Issuer shall, following surrender of this Note by the Holder, either issue a new note on the same terms and conditions set forth herein in the amount of the remaining unpaid principal amount and any accrued Interest thereon or return this Note to the Holder with a notation as to the amount of principal amount of this Note and the accrued Interest thereon that was so paid.  Payments of principal and the accrued and unpaid Interest thereon shall be made by wire transfer in immediately available funds to the Holder’s account at a bank specified by such Holder and entered into the Register or, at the option of the Holder at the time of surrender by such Holder of this Note, by check.  The Issuer shall pay the principal amount of this Note, the Accrued Interest and accrued and unpaid interest thereon in money of the United States that at the time of payment is legal tender for payment of public and private debts.

                    (d)          Payment Allocation.  All payments made or to be made pursuant to this Section 2 and Section 6(a) shall be allocated and applied, first, to accrued and unpaid Interest and, second, to the unpaid principal amount of this Note.

                    (e)          Recourse.  This Note, and the payment of the principal amount of this Note and accrued Interest thereon and all other amounts, fees and obligations of the Issuer hereunder, shall constitute a full recourse, and an absolute and unconditional, obligation of the Issuer.

          3.        Conversion; Put Option.

                    (a)          Conversion.  If no Event of Default shall have occurred and be continuing, the Issuer shall have the right, at any time and from time to time prior to the Maturity Date, to cause the conversion, on the date that is five (5) Business Days after delivery of written notice to the Holder, of all or any portion of the principal amount of this Note and any accrued and unpaid Interest thereon into a number of shares of Common Stock of the Issuer equal to the amount obtained when such principal amount and accrued and unpaid Interest to be converted is divided by the Conversion Price; provided that no such conversion shall be permitted or otherwise occur unless, on or prior to the applicable Conversion Date, either (i) a shelf registration statement shall have been declared effective and shall continue to be effective in accordance with that certain Registration Rights Agreement, dated as of even date herewith between the Issuer and the Initial Holder covering resales of the Conversion Shares issuable upon conversion of this Note or (ii) the Issuer shall have delivered to the Initial Holder a written opinion of legal counsel reasonably satisfactory to the Initial Holder, such opinion to (x) be in form and substance reasonably satisfactory to the Initial Holder and (y) state that all of the Conversion Shares issuable upon such conversion may be sold on the Conversion Date pursuant to Rule 144(k) under the Securities Act; and provided, further that if, after giving effect to the conversion of the principal amount of this Note and accrued and unpaid Interest specified in such notice to be so converted (such amount the “Designated Conversion Amount”), the Initial Holder would become the beneficial owner of issued and outstanding common equity securities of the Issuer in an amount that exceeds the Ownership Threshold, then the Initial Holder shall have the right (but not the obligation), exercisable upon delivery of written notice to the Issuer at any time prior to the Conversion Date (such notice a “Reduction Notice”), to reduce the principal amount and accrued Interest which the Issuer may require the Initial Holder to convert hereunder to an amount (the “Threshold Amount”) equal to the maximum amount that may be so converted (based on the Conversion Price then in effect) without causing the Initial Holder’s beneficial

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

ownership of equity securities of the Issuer to exceed the Ownership Threshold (after giving effect to such conversion).  The amount equal to the excess of the Designated Conversion Amount over the Threshold Amount (such excess being referred to herein as the “Threshold Reduction Amount”) shall continue to remain outstanding as principal or accrued and unpaid Interest, as applicable, for all purposes of this Note (and any such accrued and unpaid Interest shall accrete as additional principal of this Note in accordance with the provisions of Section 1 hereof); provided, however, that (i) from and after the applicable Conversion Date, Interest shall cease to accrue hereunder on the Threshold Reduction Amount and (ii) the Initial Holder shall have the right, at any time prior to the Maturity Date, to require the Issuer to convert, on the date that is five (5) Business Days after delivery of written notice of such request to the Issuer, all or any portion of the Threshold Reduction Amount into a number of shares of Common Stock of the Issuer equal to the amount obtained when the portion of the Threshold Reduction Amount requested to be so converted is divided by the Conversion Price then in effect.

                    (b)          Conversion Procedure.

                        (i)          On or before the Conversion Date, the Holder shall surrender this Note to the Issuer and on the Conversion Date the Issuer shall (x) cause an appropriate notation to be made in the Issuer’s share register crediting the Holder’s account in an amount equal to the number of full Conversion Shares issuable upon the conversion and shall cause, as soon as practicable thereafter, a certificate for such shares to be issued to the Holder and (y) deliver cash in lieu of any fractional shares determined pursuant to paragraph (c) of this Section 3.

                        (ii)         If this Note is converted in part only, upon such conversion the Issuer shall execute and deliver to the Holder converting this Note, at the expense of the Issuer, a new note or notes in the aggregate principal amount equal to the unconverted portion of the principal amount of this Note.

                        (iii)        Upon conversion of this Note, the Issuer shall be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued and unpaid interest so converted, including, without limitation, the obligation to pay such portion of the principal amount and accrued and unpaid interest.

                    (c)          Fractional Shares.  The Issuer shall not be required to issue any fractional Conversion Shares upon conversion of this Note.  The number of full Conversion Shares which shall be issuable upon conversion pursuant to this Section 3 shall be computed on the basis of the aggregate principal amount of this Note (together with any accrued Interest thereon) or any portion thereof (as the case may be) so converted divided by the Conversion Price then in effect.  Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of this Note or a portion hereof, the Issuer shall pay a cash adjustment in respect of such fraction in an amount equal to the fraction multiplied by the Conversion Price.

                    (d)          Taxes on Conversion.  The Issuer will pay all taxes and other governmental charges (including all documentary stamp taxes, but excluding all foreign, federal, state or local income taxes payable by a Holder) in connection with the issuance or delivery of

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

Conversion Shares pursuant to this Section 3.  The Issuer shall not, however, be required to pay any tax that may be payable in respect of any subsequent transfer of Conversion Shares or any transfer involved in the issuance and delivery of Conversion Shares in a name other than that in which this Note to which such issuance relates were registered and, if any such tax would otherwise be payable by the Issuer, no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Issuer the amount of any such tax, or it is established to the reasonable satisfaction of the Issuer that any such tax has been paid.

                    (e)          Availability of Conversion Shares.  At any time that this Note is convertible the Issuer shall use its commercially reasonable efforts (which for purposes of this Section 3(e) shall include taking any and all corporate action necessary to increase the authorized capitalization of the Issuer, including submitting the matter of any such required increase to a vote of the stockholders of the Issuer and using its commercially reasonable efforts to procure the affirmative vote of the stockholders in favor of such increase) to reserve and keep available out of its authorized but unissued Common Stock, or shares of Common Stock held in treasury, for the purpose of effecting the conversion of this Note, a sufficient number of shares of Common Stock to permit the issuance of a sufficient number of Conversion Shares upon the conversion of this Note.  All Conversion Shares credited on the share register upon conversion of this Note shall be newly issued shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights (other than those imposed by law or regulation) and free of any lien or adverse claim created by the Issuer or which the Issuer suffers to exist.

                    (f)          Put Option.

                        (i)          If there shall have occurred ***, then the Holder shall, upon giving written notice to the Issuer at any time within six (6) months of such Acceleration Event (the “Put Notice”), be entitled to sell and the Issuer shall be obligated to purchase from the Holder all or any portion of the Conversion Shares or such other securities, assets or property as the Holder may have received as a result of an Issuer Liquidation Event (any such Conversion Shares, other securities, assets or property, the “Put Securities”) held by the Holder at the Put Option Purchase Price (as defined in Section 12 hereof).

                        (ii)         The Put Notice shall specify (x) that the Holder is exercising its option, pursuant to this Section 3(f), to sell to the Issuer the Put Securities and (y) the number of  the Put Securities being sold.

                        (iii)        The Issuer shall be obligated to purchase all of the Put Securities specified in the Put Notice and shall pay the Put Option Purchase Price to the Holder in immediately available funds on the date specified in the Put Notice (the “Put Option Closing Date”), against delivery by the Holder of any and all certificates or other instruments evidencing the Put Securities specified in the Put Notice, together with appropriate stock powers or other instruments of transfer or assignment duly endorsed in blank.  The Holder shall execute and deliver to the Issuer any agreements or documents reasonably required by the Issuer to consummate the transaction and to effect the put pursuant to this Section 3(f), and shall represent and warrant to the Issuer that the Put Securities stated in the Put Notice are free and clear of any and all liens and encumbrances of any type or nature.

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

                        (iv)        If the Holder shall have exercised its put option to sell to the Issuer only a portion of the Put Securities held by the Holder, upon such sale the Issuer shall execute and deliver to the Holder, at the expense of the Issuer, a new certificate or other instrument evidencing any Conversion Shares or other securities, assets or property as the Holder may have received as a result of an Issuer Liquidation Event not sold pursuant to this Section 3(f).

          4.       Transfers.

                    (a)          Register of Holders.  The Issuer shall keep at its principal office a register (the “Register”) in which shall be entered the name, address and bank account of the registered Holder of this Note and of all transfers and exchanges of this Note.  References herein to “Holder” shall mean the Person listed in the Register as the payee of this Note unless the payee shall have presented this Note to the Issuer for transfer and the transferee shall have been entered in the Register as a subsequent Holder, in which case the term shall mean such subsequent Holder.  The ownership of this Note shall be proven by the Register.  For the purpose of paying the principal amount of this Note and any accrued Interest thereon, the Issuer shall be entitled to rely on the name, address and bank account in the Register.  Notwithstanding anything to the contrary contained in this Note, no Event of Default shall occur under Section 6 hereof if payment of the principal amount of this Note and all accrued Interest thereon is made to, and in accordance with, the name and address and other particulars contained in the Register.

                    (b)          This Note shall be freely assignable, in whole or in part, by a Holder (i) to any of its Affiliates at any time and (ii) after the occurrence of an Event of Default, to any Person, in each case without the consent of the Issuer.

          5.       Covenants.

                    (a)          For so long as any portion of the principal amount of this Note or any accrued and unpaid Interest thereon remains outstanding, the Issuer shall not (i) pay any dividend or otherwise make any distribution, directly or indirectly, in respect of any shares of its capital stock, other than such dividends or distributions payable solely in shares of its capital stock or (ii) except to any employee or former employee of the Issuer upon the death, disability or termination of such employee pursuant any employee stock incentive plan of the issuer or employment agreement with such employee of the Issuer, in each case as in effect on the date hereof and in an aggregate amount not to exceed $2,000,000, make any payment, directly or indirectly, on account of the purchase, redemption, retirement or acquisition of any shares of its capital stock, or any option, warrant or other convertible or exchangeable security or other right to acquire shares of its capital stock.

                    (b)          For the avoidance of doubt, nothing contained in this Section 5 shall prohibit the Issuer from paying when due, or prepaying, in accordance with the terms thereof or on terms more favorable to the Issuer, any amounts outstanding under that certain Zero Coupon Note due July 2, 2006 made by the Issuer in favor of Elan International Services, Ltd.  The Initial Holder hereby acknowledges and agrees that the Issuer may issue or incur indebtedness after the date hereof that is senior to the indebtedness evidenced by this Note and, subject to Section 1(c)

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

hereof, the Initial Holder shall consent to any request by the Issuer to provide that this Note shall be expressly subordinated to any such indebtedness, whereupon the right of the Holder hereof to any current payment shall be subordinated to the right of the senior lenders to the prior payment in full of the Issuer’s obligations to such senior lenders.

          6.       Events of Default.

                     (a)          Events of Default; Remedies.  If, at any time that this Note shall be outstanding, any of the following events (herein called “Events of Default”) shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary, involuntary, by operation of law or otherwise):

(i) the Issuer shall have defaulted in the due and punctual payment of all or any part of the principal amount of this Note or Accrued Interest on the Maturity Date;

                        (ii)         a trustee, custodian or receiver shall have been appointed for the Issuer, any of its Affiliates, or any of their respective assets, or the commencement of bankruptcy, reorganization, insolvency or liquidation proceedings shall have occurred with respect to the Issuer or any of its Affiliates, other than an involuntary proceeding which is dismissed, terminated, bonded or stayed within thirty (30) days after it is commenced;

(iii) a material breach by the Issuer of the representations and warranties of the Issuer contained herein as of the date such representations and warranties are made;

                         (iv)        the Issuer shall have failed to perform or observe any of the agreements contained herein (other than those agreements covered by clause (i) of this Section 6(a)), and any such failure shall not have been remedied within thirty (30) days after the Initial Holder delivers notice thereof to the Issuer;

                         (v)         there shall have occurred an event of default that has not been cured within any applicable cure or grace period or any acceleration of indebtedness under any other current or future debt arrangement of the Issuer, in any such case involving payments by the Issuer in an amount greater than $***, individually or in the aggregate;

                         (vi)        a final judgment or final judgments for the payment of money aggregating $*** are entered by a court or courts of competent jurisdiction against the Issuer which remains undischarged for a period (during which execution shall not be effectively stayed) of thirty (30) days; or

(vii) there shall have occurred any Acceleration Event;

then the unpaid principal amount of this Note and all accrued and unpaid Interest thereon shall automatically become immediately due and payable without presentment, demand, notice, protest or other requirements of any kind, all of which are hereby expressly waived.

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

                    (b)          Suits for Enforcement.  If any Event of Default shall have occurred and be continuing, the Holder may proceed to protect and enforce its rights, either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement con-tained in this Note or in aid of the exercise of any power granted in this Note, or the Holder may proceed to enforce the payment of all sums due upon such Note or to enforce any other legal or equitable right of the Holder.  The Issuer shall indemnify and hold the Holder harmless from any and all costs and expenses (including costs of collection and reasonable attorneys’ fees) incurred by the Holder in connection with its enforcement of the payment of all sums due under this Note.

                    (c)          Remedies Cumulative.  No remedy herein conferred upon the Holder is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

                    (d)          Remedies Not Waived.  No course of dealing between the Issuer and the Holder and no delay or failure in exercising any rights under this Note in respect thereof shall operate as a waiver of any rights of the Holder.

          7.       Modification of this Note.  The terms and provisions of this Note may not be modified without the written consent of the Holder and the Issuer.

          8.       Miscellaneous.

                    (a)          This Note shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.  The parties hereto hereby waive presentment, demand, notice, protest and all other demand and notices in connection with the delivery, accep-tance, performance and enforcement of this Note, except as specifically provided herein.

                    (b)          All notices and other communications given or made pursuant to this Note shall be in writing and shall be deemed to have been duly given or made (i) the second Business Day after the date of mailing, if delivered by registered or certified mail, post-age prepaid; (ii) upon delivery, if sent by hand delivery; (iii) upon delivery, if sent by prepaid courier, with a record of receipt; or (iv) the next day after the date of dispatch, if sent by facsimile or telecopy (with a copy simultaneously sent by registered or certified mail, postage prepaid, return receipt requested), to the parties at the following addresses:

if to the Issuer, to:

                    EMISPHERE TECHNOLOGIES, INC
                    765 Old Saw Mill River Road
                    Tarrytown, New York 10591
                    Attention:  ***
                    Telephone:  ***
                    Fax:  ***

                    with a required copy (which shall not constitute notice) to:

                    Proskauer Rose LLP

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

                    1585 Broadway
                    New York, New York 10011
                    Attention: ***
                    Telephone:  ***
                    Fax: :  ***

                    if to the Initial Holder to:

                    NOVARTIS PHARMA AG
                    Lichtstrasse 35
                    CH-4002
                    Basel, Switzerland
                    Attention:  General Counsel
                    Telephone:  ***
                    Facsimile:   ***

                    with a required copy (which shall not constitute notice) to:

                    White & Case LLP
                    1155 Avenue of the Americas
                    New York, New York  10036
                    Attention:  ***
                    Telephone:  ***
                    Fax:  ***

          Any party hereto may change the address to which notice to it, or copies thereof, shall be addressed, by giving notice thereof to the other party hereto in conformity with Section 8(b).

          9.       Representations of the Initial Holder.

                    (a)          The Initial Holder represents and warrants to the Issuer as follows:

                         (i)          The Initial Holder has acquired this Note, and will acquire Conversion Shares upon conversion of all, or any portion, of this Note pursuant to Section 3 hereof, for its own account for investment and not with a view toward any resale or distribution thereof.  The Initial Holder has such knowledge, sophistication and experience in business and financial matters that it is capable of evaluating the merits and risks of the investment.

                        (ii)         The Initial Holder is aware of the degree of risk involved in making an investment in the Issuer and recognizes that there is no guarantee of return on this Note or, (as the case may be), the Conversion Shares, and the Initial Holder has such knowledge and experience that it is capable of evaluating the risks, as well as the merits, of the investment herein and can bear the economic risk of whatever investment it makes.

(iii) The Initial Holder represents that it is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act.

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

The Initial Holder understands that (i) this Note and the Conversion Shares, if any, are not registered under the Securities Act or under any applicable state securities law, and may not be sold, pledged or otherwise transferred except in accordance with the terms hereof and (w) to the Issuer or any of its subsidiaries, (x) to a “qualified institutional buyer” in accordance with Rule 144A under the Securities Act, (y) pursuant to an effective registration statement under the Securities Act or (z) pursuant to an exemption from registration under the Securities Act and (ii) this Note and the Conversion Shares, if any, are being offered and sold pursuant to an exemption from registration contained in the Securities Act, based in part upon the representations of the Initial Holder contained herein.

          10.     Representations of the Issuer.  The Issuer represents and warrants to the Initial Holder as follows:

                    (a)          The Issuer has the authorized and issued capital stock set forth on Exhibit A hereto.  Except as set forth on Exhibit A hereto, there are no outstanding (x) options, warrants or other rights to purchase Common Stock, (y) agreements or other obligations of the Issuer to issue Common Stock or (z) other rights to con-vert any obligation into, or exchange any securities for, Common Stock.

                    (b)          The Issuer has been duly incorporated, is validly existing and is in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own its properties and conduct its business as now conducted.

                    (c)          The Issuer has all requisite corporate power and authority to execute, deliver and perform its obligations under this Note.  This Note has been duly and validly authorized, executed and delivered by the Issuer and constitutes a valid and legally binding agreement of the Issuer enforceable against the Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, indemnity, contribution or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

                    (d)          Neither the execution, delivery or performance by the Issuer of this Note, nor compliance by it with the terms and provisions hereof, (x) will contravene any provision of any Applicable Law, statute, rule or regulation or any order, writ, injunc-tion or decree of any court or governmental instrumentality, (y) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of the Issuer pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other agreement, contract or instrument to which the Issuer is a party or by which it or any of its property or assets is bound or to which it may be subject or (z) will violate any provision of the certificate of incorporation or bylaws of the Issuer.

                    (e)          The Issuer controls the entire right, title and interest in the Issuer Technology, free and clear of all material charges, encumbrances, restrictions, liens, disputes, options, royalty obligations, proceedings or claims relating to, affecting, or limiting its rights with respect thereto.

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

                    (f)          Other than the Litigation Matter, neither the Issuer nor any of its Affiliates has received any notice concerning the institution of any interference, reexamination, reissue, revocation or nullification involving any Emisphere Patents (as such term is defined in the Collaboration Agreement) or any administrative proceeding challenging the validity of any Emisphere Patents.

                    (g)          Adverse event reporting has shown that there is no material serious adverse effect relating to the Issuer Technology based on the data available as of the date hereof preventing its use in humans.

                    (h)          So far as the Issuer is aware, the Issuer Technology does not infringe the patent rights or other intellectual property rights of any third party.

                    (i)          No representation or warranty made by the Issuer in this Note contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not false or misleading.

                    (j)          The Issuer owns or has all necessary licenses or rights to the subject matter claimed by the Emisphere Patents, and so far as it is aware that there are no issued third party patents having a valid claim directed to the Carriers (as that term is defined in the Collaboration Agreement), or the manufacture or use of the Carriers, which would restrict or prevent the Initial Holder’s ability to make, use and sell the Product (as such term is defined in the Collaboration Agreement).

                    (k)          Since January 1, 2000, the Issuer has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC (“Issuer SEC Documents”).  As of their respective dates, each of the Issuer SEC Documents complied, in all material respects, with the requirements of the Securities Act or the Exchange Act applicable to such Issuer SEC Documents, and no Issuer SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                    (l)          The financial statements of the Issuer included in the Issuer SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the financial position of the Issuer as of the dates and the results of its operations and cash flows for the periods then ended.

                    (m)          The  Issuer does not have any liabilities, whether absolute, accrued, contingent or otherwise, except for liabilities (i) set forth in the audited balance sheet for the year ended December 31, 2003 included in the Form 10-K filed for such fiscal year, or specifically disclosed in the footnotes thereto or (ii) incurred in the ordinary course of business since December 31, 2003 that could not have a material adverse effect on the Issuer.

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

          11.      Definitions.  For the purposes of this Note, the following terms shall have the following meanings:

                    “Acceleration Event” shall mean the occurrence of an ***.

                    “Affiliate” shall mean, as applied to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person.  A Person shall be deemed to “control” another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

                    “Applicable Law” shall mean, with respect to any Person, all provisions of laws, statutes, ordinances, rules, regulations, permits or certificates of any Governmental Authority applicable to such Person or any of its assets or property, and all judgments, injunctions, orders and decrees of all courts, arbitrators or Governmental Authorities in proceedings or actions in which such Person is a party or by which any of its assets or properties are bound.

                    “Business Day” shall mean any day except a Saturday, a Sunday or a legal holiday in the City of New York.

                    “Collaboration Agreement” shall mean the Research Collaboration Option and License Agreement, dated as of even date herewith, between the Issuer and the Initial Purchaser.

                    “Conversion Date” shall mean the date designated, pursuant to Section 3 hereof, for the conversion of any portion of the principal amount of this Note, any accrued and unpaid Interest thereon, or any portion of the Threshold Reduction Amount, as applicable, into Conversion Shares.

                    “Conversion Price” shall mean, with respect to a share of Common Stock to be converted on any Conversion Date, the average of the closing prices on the Business Day immediately preceding such Conversion Date of the Common Stock on all domestic securities exchanges on which the Common Stock is then listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day or, if on any such day the Common Stock is not so listed, the average of the representative bid and asked prices quoted on NASDAQ as of 4:00 P.M., New York time, on such day, or if on any day such security is not quoted on NASDAQ, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of *** days consisting of the day as of which Conversion Price is being deter-mined and the *** consecutive Business Days prior to such day.

                    “Conversion Shares” shall mean any and all shares of Common Stock of the Issuer issuable upon any full or partial conversion of this Note pursuant to Section 3 hereof.

                    “Designated Conversion Amount” shall have the meaning assigned to such term in Section 3(a) hereof.

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

                    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                    “Event of Default” shall have the meaning assigned to such term in Section 6(a) hereof.

                    “Governmental Authority” shall mean any federal, state, municipal or other govern-mental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States of America or any foreign country.

                    “Holder” shall mean and refer to the Initial Holder and each subsequent holder of this Note.

                    “Initial Holder” shall have the meaning assigned to such term in the first paragraph of this Note.

                    “Interest” shall have the meaning assigned to such term in Section 1 hereof.

                    “Interest Payment Date” shall have the meaning assigned to such term in Section 1(a) hereof.

                    “Interest Rate” shall have the meaning assigned to such term in Section 1 hereof.

                    “Issuance Date” shall mean December 1, 2004.

                    “Issuer Acceleration Event” shall mean the occurrence of any of the following: (i) the Issuer shall have become entitled for any reason to terminate registration of its securities under Section 12(g) of the Exchange Act, to suspend or terminate its duty to file reports under Sections 13 and 15(d) of the Exchange Act, or to de-list its securities from trading on NASDAQ or any other national securities exchange on which such securities may at any time be traded; (ii) during any period of 365 consecutive days, individuals who at the beginning of such period constituted the board of directors of the Issuer (together with any new directors whose election by such directors or whose nomination for election by the stockholders of the Issuer was a approved by a vote of a majority of the directors of the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Issuer then in office; (iii) any merger, consolidation or other business combination with or into any other Person, or any other similar transaction, whether in a single transaction or a series of related transactions where (a) the stockholders of the Issuers immediately prior to such transaction in the aggregate cease to own at least fifty percent (50%) of the voting power of the Person surviving or resulting from such transaction (or the ultimate parent thereof) (such ownership being based solely on the voting power of the Issuer owned by such stockholders immediately prior to such event) or (b) any Person other than an Affiliate of the Initial Holder immediately prior to such transaction becomes the beneficial owner of more than fifty percent (50%) of the voting power of the Person surviving or resulting from such transaction (or the ultimate parent thereof); (iv) any transaction or series of related transactions after which in excess of fifty percent (50%) of the Issuer’s voting power is held by any Person or group (within the meaning of Regulation 13D under the Exchange Act); (v) any sale, transfer, lease,

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

assignment, conveyance, exchange, mortgage or other disposition, in one or a series of related transactions, of all or substantially all of the assets, properties or business of the Issuer; (vi) the Initial Holder shall have terminated the Collaboration Agreement pursuant to any provision of Section 10.4 thereof; or (vii) on any Conversion Date, there shall not be a sufficient number of authorized but unissued shares of Common Stock of the Issuer, or shares of such Common Stock held in treasury by the Issuer, to permit the issuance of the full amount of Conversion Shares to be issued on such Conversion Date;

                    “Issuer Technology” shall mean the Emisphere Technology (as such term is defined in the Collaboration Agreement).

                    “Litigation Acceleration Event” shall mean the entry by any court of competent jurisdiction over the Litigation Matter of a consent decree *** which has the effect of rendering the Issuer unable to honor and perform any of its obligations under the Collaboration Agreement.

                    “Litigation Matter” shall mean that certain litigation styled Eli Lilly and Company vs. Emisphere Technologies, Inc., filed on December 2, 2003 in the United States District Court for the Southern District of Indiana, Indianapolis Division, together with any counterclaims therein and any and all appeals of any ruling or judgment with respect thereto.

                    “Maturity Date” shall mean December 1, 2009.

                    “NASDAQ” shall mean the National Association of Securities Dealers, Inc., Automated Quotation System.

                    “Ownership Threshold” shall mean 19.90%; provided that, to the extent that the Initial Holder owns common equity securities of the Issuer on the Conversion Date (other than pursuant to any conversion of this Note pursuant to Section 3(a)), the Ownership Threshold shall be increased by a percentage amount equal to the percentage amount of the issued and outstanding common equity securities of the Issuer that is represented by such common equity securities at such time.

                    “Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a limited liability partnership, a trust, an incorporated organization and a Governmental Authority.

                    “Put Notice” shall have the meaning assigned to such term in Section 3(f) hereof.

                    “Put Option Purchase Price” shall mean an amount equal to the Relevant Put Exercise Price for each Put Security specified in the Put Notice multiplied by the number of the Put Securities specified in the Put Notice.

                    “Put Securities” shall have the meaning assigned to such term in Section 3(f) hereof.

                    “Reduction Notice” shall have the meaning assigned to such term in Section 3(a) hereof.

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

                    “Register” shall have the meaning assigned to such term in Section 4 hereof.

                    “Relevant Put Exercise Price” shall mean, with respect to any Conversion Share or such other securities, assets or property into which such Conversion Share was converted as a result of an Issuer Acceleration Event, the aggregate of (i) Conversion Price in effect on the Conversion Date of all or any portion of the principal amount of this Note and any accrued Interest thereon into such Conversion Share and (ii) any Interest that would have accrued thereon from the Conversion Date until the Put Option Closing Date if such principal amount and accrued Interest thereon had not been so converted into such Conversion Share pursuant to Section 3 hereof.

                    “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                    “Subsidiary” shall mean, with respect to any Person, (i) any corporation more than fifty percent (50%) of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is owned by such Person directly or indirectly through one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through one or more Subsidiaries of such Person has more than a fifty percent (50%) equity interest.

                    “Threshold Amount” shall have the meaning assigned to such term in Section 3(a) hereof.

                    “Threshold Reduction Amount” shall have the meaning assigned to such term in Section 3(a) hereof.

*          *          *

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

          IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed as of the date of issuance set forth above.

EMISPHERE TECHNOLOGIES, INC

By:	/s/ ***

Name:	***
Title:	***

Accepted and agreed as of
this 1st day of December, 2004:

NOVARTIS PHARMA AG

By:	/s/ ***

Name:	***
Title:	***

By:	/s/ ***

Name:	***
Title:	***

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

EXHIBIT A

CAPITALIZATION

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.